Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "360 SPORTS INC.", FILED IN THIS OFFICE ON THE SECOND DAY OF SEPTEMBER, A.D. 2015, AT 12:27 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

5780199 8100

151249767

You may verify this certificate online at corp.delaware.gov/authver.shtml

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 2698389

DATE: 09-02-15

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:27 PM 09/02/2015
FILED 12:27 PM 09/02/2015
SRV 151249767 - 5780199 FILE

STATE *of* DELAWARE
CERTIFICATE *of* INCORPORATION
A STOCK CORPORATION

- **First:** The name of this Corporation is 360 Sports, Inc.
- **Second:** Its registered office in the State of Delaware is to be located at One Commerce Ctr, 1201 Orange #600 Street, in the City of Wilmington County of New Castle Zip Code 19899. The registered agent in charge thereof is InCorp Services, Inc. Located at One Commerce Center - 1201 Orange St. #600 Wilmington, DE.

Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

- **Fourth:** The amount of the total stock of this corporation is authorized to issue is 200,000,000 shares (number of authorized shares) with a par value of 0.0010000000 per share.
- **Fifth:** The name and mailing address of the incorporator are as follows:
  Name Robert Licopoli
  Mailing Address 412 E 79th Street, apt 2a
  New York, NY Zip Code 10075
- **I, The Undersigned,** for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 31 day of August, A.D. 20 15.

BY: Robert F. Licopoli
(Incorporator)

NAME: Robert F. Licopoli
(type or print)